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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We have issued our report dated February 7, 2003 accompanying the consolidated financial statements included in the Annual Report of Apogee Technology, Inc. and Subsidiary on Form 10-KSB for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Apogee Technology, Inc. on Form S-8.

                      /s/ Yohalem Gillman & Company LLP

                      Yohalem Gillman & Company LLP

New York, New York
June 20, 2003

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS